SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (646) 403-3581

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On January 30, 2015, we entered into an Amendment to Asset Purchase Agreement (“the Amendment”) with Amarantus Bioscience Holdings, Inc., (“Amarantus”), Clark Corporate Law Group, LLP (“CCLG”) and Gordon & Rees, LLP (“Gordon & Rees”) to amend the Asset Purchase Agreement (“the Original Agreement”) dated November 7, 2014.

The payment terms for the cash portion of the purchase price as stated in the Original Agreement have been amended as follows:

At Closing:

$300,000 to Regenicin, Inc.

$200,000 to CCLG

On or before December 31, 2014:

$150,000 to Regenicin, Inc.

$100,000 to CCLG

On January 31, 2015:

$75,000 to Regenicin, Inc.

$25,000 to CCLG

On February 10, 2014:

$250,000 to Regenicin, Inc.

On February 20, 2014:

$2,300,000 to Regenicin, Inc.

$200,000 to CCLG

The foregoing is a summary of the material terms of the Amendment and is not a complete description of its terms. The full text of the Amendment, which is filed herewith as Exhibit 10.1, and the full texts of the Original Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed November 17, 2014, should be reviewed in it is entirety for further information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Asset Purchase Agreement
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: February 11, 2015

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